UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2009

PURE BIOFUELS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Suite 1050 Austin, TX		78701
(Address of Principal Executive Offices)		(Zip Code)

1-310-402-5916
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

PLAINFIELD PERU I LLC Note

On April 28, 2009, PURE BIOFUELS CORP. (“Company”) signed a promissory note (“Note”) to pay PLAINFIELD PERU I LLC (“Payee”) the principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00).

The Note provides that the Company shall pay the principal amount together with accrued and unpaid interest on the entire principal amount of the Note at 5% of the principal amount of the Note to Payee in one (1) installment of $525,000.00 on the earlier of (a) May 30, 2009 and (b) the date Company enters into an agreement with Banco Internacional del Perú - Interbank (“Interbank Peru”) pursuant to which Interbank Peru will provide term loan financing for Company and/or one or more of its existing majority-owned subsidiaries as borrower(s), in a principal amount of not less than $40,330,000 (May 30, 2009 or such earlier date, the “Maturity Date”).

Any accrued interest shall be added to the principal sum then owed by Company to Payee and paid on the Maturity Date.

The Note provides for certain Events of Default with various remedies including acceleration or conversion, at the Payee’s sole option, in lieu of the other remedies for an event of default, into a 10%/12% Senior Convertible PIK Election Note due 2012 (the “Convertible Note”) in an aggregate principal amount of $525,000.00, convertible into 13,125,000 shares of common stock, par value $.001 per share, of Company (the “Common Stock”) at a conversion price of $0.04 per share. Payee may at its sole option exchange the Convertible Note at any time after the date of the Event of Default for (a) a promissory note (the “Exchange Note”) issued by Company, identical in all respects to the Convertible Note, except that the Exchange Note shall not have any conversion or exchange rights and (b) a number of shares of Common Stock equal to the number of shares that would have been issued upon the conversion of the Convertible Note pursuant to the immediately preceding sentence divided by 1.2.

FDS Note

On April 28, 2009, PURE BIOFUELS CORP. (“Company”) signed a promissory note (“Note”) to pay FDS Corporation S.A. (“Payee”) the principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00).

The Note provides that the Company shall pay the principal amount together with accrued and unpaid interest on the entire principal amount of the Note at 5% of the principal amount of the Note to Payee in one (1) installment of $525,000.00 on the earlier of (a) May 30, 2009 and (b) the date Company enters into an agreement with Banco Internacional del Perú - Interbank (“Interbank Peru”) pursuant to which Interbank Peru will provide term loan financing for Company and/or one or more of its existing majority-owned subsidiaries in a principal amount of not less than $40,330,000 (May 30, 2009 or such earlier date, the “Maturity Date”).

Any accrued interest shall be added to the principal sum then owed by Company to Payee and paid on the Maturity Date.

The Note provides for certain Events of Default with various remedies including acceleration or conversion, at the Payee’s sole option, into seven-year cashless exercise warrants to purchase 12,500,000 shares of the Common Stock of Company (the “Common Stock”) at an exercise price of $0.04 per share of Common Stock (the “Warrants”). Payee may at its sole option exchange all or any Warrants at any time after the date of the Event of Default and during the Exercise Period (as defined in the Warrants) for a number of shares of Common Stock equal to the number of shares that would have been issued upon the exercise of the Warrants divided by 1.2.

Item 3.02. Unregistered Sales of Equity Securities.

See disclosure under Item 2.03 of this Report, which is incorporated by reference in this Item 3.02.

We relied upon Section 4(2) of the Securities Act of 1933, as amended, for the above issuances.

We believed that Section 4(2) of the Securities Act was available because:

·	The issuance did not involve underwriters, underwriting discounts or commissions.

·	Restrictive legends were placed on the warrants issued as described above.

·	The issuance did not involve general solicitation or advertising.

·	The issuance was made solely to Accredited Investors (as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended).

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1	PLAINFIELD PERU I LLC Note

10.2	FDS Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOFUELS CORP.

Date: April 30, 2009	By: /s/ Luis Goyzueta
Luis Goyzueta Chief Executive Officer and Director